UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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☐	Definitive Information Statement
CommonWealth REIT
(Name of Registrant As Specified In Its Charter)

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Preliminary Information Statement—Subject to Completion, Dated April 1, 2014

COMMONWEALTH REIT Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON    , 2014

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Shareholders of CommonWealth REIT:

              Notice is hereby given that a special meeting of shareholders of CommonWealth REIT, a Maryland real estate investment trust (the "Company"), will be held at      , local time, on             ,               , 2014, at                 for the purpose of electing up to seven new Trustees following the removal of all of the then members of the Company's Board of Trustees on March 25, 2014.

              Nominations of individuals as candidates for election as Trustee at the special meeting may be made by Company shareholders who have owned at least $2,000 worth of the Company's common shares for at least one year by delivering advance notice of such nomination in accordance with the Company's Bylaws to the Secretary of the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458 at any time before 5:00 p.m. (Eastern time) on        , 2014.

              Because the Company has no Trustees and no Nominating and Governance Committee, the Company is not nominating, or soliciting proxies for, any nominees for election as Trustee at the special meeting. Nominations may only be made by shareholders. The accompanying Information Statement is provided solely for your information.

              In accordance with the Company's Bylaws, the record date for the special meeting will be April     , 2014. Only shareholders of record at the close of business on the record date for the special meeting are entitled to vote at the special meeting and at any adjournment or postponement thereof. Following the record date, the Company will publicly announce the number of common shares outstanding and entitled to vote at the special meeting as of the record date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT
MATERIALS IN CONNECTION WITH THIS NOTICE OF THE SPECIAL MEETING

              In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is advising shareholders of the availability on the Internet of this Notice and the Company's Information Statement. Because the Company has elected to utilize the "full set delivery" option, the Company is delivering to all shareholders paper copies of the Information Statement materials, as well as providing access to those materials on a publicly accessible website. This Information Statement is available at http://www.cwhreit.com.

Sincerely,
Jennifer B. Clark Secretary CommonWealth REIT

Newton, Massachusetts
April     , 2014

i

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION, DATED APRIL 1, 2014

COMMONWEALTH REIT Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458

INFORMATION STATEMENT
FOR A
SPECIAL MEETING OF SHAREHOLDERS

To be held at      on                ,                     , 2014
at

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

              A notice of a special meeting of shareholders of CommonWealth REIT, a Maryland real estate investment trust (the "Company," "we," "us" or "our") is included on the preceding page. We are sending you this Information Statement solely for the purpose of informing our shareholders, in accordance with Rule 14(c) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of a special meeting of shareholders of the Company scheduled to be held at      on        ,                  , 2014 at                            . The accompanying notice and this Information Statement is first being mailed to shareholders on or about April             , 2014.

              The record date for the special meeting (the "Record Date") is April     , 2014. Only shareholders of record at the close of business on the Record Date are entitled to vote at the special meeting and at any postponement or adjournment thereof. Following the Record Date, the Company will publicly announce the number of our common shares of beneficial interest, par value $0.01 ("Common Shares"), outstanding and entitled to vote at the special meeting as of the Record Date. The Record Date will apply to any adjournment or postponement of the special meeting. If we adjourn the special meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless a new record date is required for the adjourned meeting.

              A quorum of shareholders is required for shareholders to take action at the special meeting. Our President, as chairperson of the special meeting, may adjourn the special meeting if less than a quorum is present at the meeting. The presence, in person or by proxy, of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the special meeting shall constitute a quorum. Common Shares represented by valid proxies will count for the purpose of determining the presence of a quorum at the special meeting. As the election of Trustees is the only matter to be considered at the special meeting and such election is not a "routine" matter under applicable New York Stock Exchange ("NYSE") rules, brokers may not vote without voting instructions from their clients and therefore broker non-votes will not be counted as present at the meeting for the purpose of determining the presence of a quorum at the special meeting. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting or the calling of a new meeting and will subject us to additional expense and result in the Company not having any Trustees for a longer period of time.

Background of the Special Meeting

              On March 18, 2014, Related Fund Management, LLC and Corvex Management LP (together, "Related/Corvex") delivered to the Company written consents they said were from a sufficient number of holders of the Company's outstanding Common Shares, to remove, without cause, all of the Company's then Trustees and any other person or persons elected or appointed to the Board of Trustees of the Company prior to the effective time of the Related/Corvex removal proposal. After inspection, the then Board of Trustees of the Company certified the results of the written consent solicitation on March 25, 2014, whereupon all of the Trustees were removed. The Company is calling the special meeting pursuant to the Interim Arbitration Award dated November 18, 2013 and the Company's Declaration of Trust for the purpose of electing new Trustees.

Voting Securities and Vote Required

              Each Common Share is entitled to one vote. Cumulative voting is not permitted.

              The size of the Company's Board of Trustees (the "Board") is currently set at seven Trustees. If the election of Trustees at the special meeting is an uncontested election, meaning the number of nominees standing for election equals (or is less than) the number to be elected at the special meeting, the vote required to elect a nominee as Trustee shall be the affirmative vote of Common Shares representing a majority of the total number of votes cast at the meeting. If the election of Trustees at the special meeting is a contested election, meaning the number of nominees standing for election exceeds the number to be elected at the special meeting, the vote required to elect a nominee as Trustee shall be the affirmative vote of Common Shares representing a majority of the total number of Common Shares then outstanding and entitled to vote thereon.

              Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Under NYSE rules, brokers may not vote shares for the election of Trustees at the special meeting without voting instructions from their clients. Broker non-votes and abstentions will have no effect on the outcome of the election of Trustees if the election is an uncontested election. If, however, the election is a contested election, broker non-votes and abstentions with respect to the election of a particular nominee will have the effect of a vote "AGAINST" that nominee. A proxy marked "WITHHOLD" will have the same effect as an abstention.

Appraisal Rights

              Our shareholders are not entitled to appraisal rights under Maryland law in connection with the election of Trustees at the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT
MATERIALS IN CONNECTION WITH THIS NOTICE OF THE SPECIAL MEETING

              In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is advising shareholders of the availability on the Internet of the Company's Information Statement and the accompanying notice. Because the Company has elected to utilize the "full set delivery" option, the Company is delivering to all shareholders paper copies of the Information Statement materials, as well as providing access to those materials on a publicly accessible website. This Information Statement and the accompanying notice is available at http://www.cwhreit.com.

 NOMINEES FOR ELECTION AS TRUSTEE

              Because the Company has no Trustees and no Nominating and Governance Committee, the Company is not nominating, or soliciting proxies for, any nominees for election as Trustee at the special meeting. Nominations of individuals as candidates for election as Trustee may only be made by shareholders. If and when individuals are properly nominated for election as Trustees at the special meeting, our shareholders should refer to the proxy solicitation statements of the soliciting parties filed with the SEC for information regarding such nominees. The Company is not responsible, and takes no responsibility, for the accuracy or completeness of information contained in the proxy solicitation statements of any parties soliciting proxies for the election of Trustees at the special meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              Unless otherwise indicated, the information set forth below is as of March 28, 2014. The following table sets forth information regarding the beneficial ownership of our Common Shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Shares; and (2) each of the executive officers, individually and as a group. Unless otherwise indicated, the address of each identified person or entity is: c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Also, unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our Common Shares shown to be beneficially owned by that person or entity. Except as set forth below, as of March 28, 2014, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act with respect to any of the beneficial owners set forth below. For information regarding the beneficial ownership of our Common Shares, and acquisitions and dispositions thereof, by the nominees at the special meeting, refer to the proxy solicitation statements of the soliciting parties.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Share Class(1)
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group, Inc.(2)	14,632,398	12.36%
Related Fund Management, LLC and Corvex Management LP(3)	11,360,154	9.60%
Macquarie Group Limited(4)	9,640,931	8.14%
BlackRock, Inc.(5)	8,385,568	7.10%
Fir Tree Inc.(6)	7,153,113	6.04%
Executive Officers
Adam D. Portnoy(7)	58,365	*
John C. Popeo	41,000	*
David M. Lepore	33,750	*
All executive officers as a group (three persons)	133,115	*

*
Less than 1% of our Common Shares.

(1)
The Declaration of Trust and Bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. The percentages indicated are based upon the number of shares shown divided by the approximately 118,413,729 of our Common Shares outstanding as of March 28, 2014.

(2)
This information is as of December 31, 2013, and is based on a Schedule 13G/A filed with the SEC on February 12, 2014, by The Vanguard Group, Inc. ("Vanguard"). According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern,

    Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports beneficial ownership of 14,632,398 Common Shares and reports having sole voting power over 216,114 Common Shares, shared voting power over 73,350 Common Shares, sole dispositive power over 14,469,006 Common Shares and shared dispositive power over 163,392 Common Shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 61,392 Common Shares as a result of its serving as investment manager of collective trust accounts. In addition, Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 256,722 Common Shares as a result of its serving as investment manager of Australian investment offerings.

(3)
This information is as of March 27, 2014, and is based solely on a Schedule 13D filed with the SEC on February 26, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on February 27, 2013, by Amendment No. 2 thereto, filed with the SEC on March 4, 2013, by Amendment No. 3 thereto, filed with the SEC on March 5, 2013, by Amendment No. 4 thereto, filed with the SEC on March 11, 2013, by Amendment No. 5 thereto, filed with the SEC on March 13, 2013, by Amendment No. 6 thereto, filed with the SEC on March 15, 2013, by Amendment No. 7 thereto, filed with the SEC on March 28, 2013, by Amendment No. 8 thereto, filed with the SEC on April 12, 2013, by Amendment No. 9 thereto, filed with the SEC on April 18, 2013, by Amendment No. 10 thereto, filed with the SEC on June 20, 2013, by Amendment No. 11 thereto, filed with the SEC on June 24, 2013, by Amendment No. 12 thereto, filed with the SEC on August 8, 2013, by Amendment No. 13 thereto, filed with the SEC on November 19, 2013 by Related/Corvex, by Amendment No. 14 thereto, filed with the SEC on November 25, 2013 by Related/Corvex, by Amendment No. 15 thereto, filed with the SEC on February 12, 2014 by Related/Corvex and by Amendment No. 16 thereto, filed with the SEC on March 27, 2014 by Related/Corvex. Based on the information provided in the Schedule 13D, as amended, the managing member of Related is Related Companies; the general partner of Related Companies is The Related Realty Group, Inc. ("Realty Group"); the owner of Realty Group is Stephen M. Ross ("Mr. Ross"). According to the Schedule 13D as amended, the address of each of Corvex and Mr. Meister is 712 Fifth Avenue, 23rd Floor, New York, New York 10019, and the address of each of Related, Related Real Estate Recovery Fund GP-A, LLC ("Related Recovery GP-A"), Related Real Estate Recovery Fund GP, L.P. ("Related Recovery GP"), Related Real Estate Recovery Fund, L.P. ("Related Recovery Fund," and together with Related, Related Recovery GP-A and Related Recovery GP, the "Related Persons"), Related Companies, Realty Group and Mr. Ross is 60 Columbus Circle, New York, NY 10023. The Schedule 13D, as amended, filed by the Related/Corvex Group reports that Corvex may be deemed to beneficially own 11,360,154 Common Shares, including, as investment manager of certain funds ("Corvex Funds"), 5,675,250 Common Shares held on behalf of the Corvex Funds, by virtue of an agreement with the Related Persons, 5,675,250 Common Shares held on behalf of RRERF Acquisition, LLC ("RRERF") and, by virtue of an agreement with an individual shareholder, David R. Johnson, 9,654 Common Shares held by Mr. Johnson, which amount includes approximately 684 Common Shares issuable upon the conversion of Mr. Johnson's approximately 1,423 shares Series D Preferred Shares (calculated based upon a conversion rate of 0.480775 Common Shares per Series D Preferred Share). Additionally, the Schedule 13D, as amended, filed by Related/Corvex reports that Mr. Meister may be deemed to beneficially own 11,360,154 Common Shares, including, as general partner of Corvex, 5,675,250 Common Shares held on behalf of the Corvex Funds, by virtue of an agreement with the Related Persons, 5,675,250 Common Shares held on behalf of RRERF and, by virtue of an agreement with Mr. Johnson, 9,654 Common Shares held by Mr. Johnson. In addition, according to the Schedule 13D, as amended, filed by Related/Corvex, each of the Related Persons may be deemed to beneficially own 11,360,154 Common Shares, including 5,675,250 Common Shares held on behalf of RRERF, by virtue of an agreement with the Corvex Persons, 5,675,250 Common Shares held on behalf of the Corvex Funds and, by virtue of an agreement with Mr. Johnson, 9,654 Common Shares held by Mr. Johnson. Amendment No. 15 to the

    Schedule 13D also discloses that, pursuant to an agreement between Related/Corvex and EGI-CW Holdings, L.L.C., a wholly-owned subsidiary of an investment firm founded by Sam Zell ("EGI-CW", and such agreement, the "EGI Agreement"), (A) Corvex has granted to EGI-CW an option (the "Corvex Option") to purchase from Corvex (i) up to 1,190,476 Common Shares at a price per Share of $21 and (ii) up to 833,333 Common Shares at a price per Share of $24; and (B) Related Recovery Fund has granted to EGI-CW an option (the "Related Option" and, together with the Corvex Option, the "Options") to purchase from Related Recovery Fund (i) up to 1,190,476 Common Shares at a price per Share of $21 and (ii) up to 833,333 Common Shares at a price per Share of $24. Each of the Options may be exercised by EGI-CW in whole or in part, at any time and from time to time, (i) commencing on the date that is the earliest of (w) the date immediately following the date of the approval of the Related/Corvex removal proposal by the Company's shareholders in the related consent solicitation, (x) the date that is eight business days prior to the announced or anticipated expiration of any Qualified Tender Offer or the announced or anticipated closing of any Qualified Sale Transaction, each as defined in the EGI Agreement, (y) the date that is five business days prior to the date on which Corvex or Related Recovery Fund propose to sell, dispose of or otherwise transfer more than 5% of the Common Shares it beneficially owns as of the date of the EGI Agreement to a person or entity that is not an affiliate thereof (provided that Corvex and Related Recovery Fund shall give EGI-CW written notice on such fifth business day prior to such sale, disposition or transfer), and (z) the date on which Corvex and Related Recovery Fund first publicly announce that they do not intend to continue to pursue the replacement of the Board, or if earlier, the date on which they cease all meaningful efforts to replace the Board, and (ii) continuing until the 60th calendar day following the date on which the Slate, as defined in the EGI Agreement, including Mr. Zell and Mr. Helfand, is duly elected by the shareholders of Company, Mr. Zell is duly elected as Chairman of the Board of the Company and Mr. Helfand is duly appointed Chief Executive Officer of the Company and all court, arbitral and other challenges to such elections and appointment have been finally and favorably resolved in favor of the Slate, Mr. Zell and Mr. Helfand, respectively (the "Option Period"). The Options will terminate at the earliest of (i) the expiration of the Option Period and (ii) at such time as (x) either of the Z/H Nominee Agreements, as defined in the EGI Agreement, is terminated pursuant to its terms or (y) a Qualified Tender Offer or Qualified Sale Transaction is consummated. According to the Schedule 13D filed on March 27, 2014 by EGI-CW, EGI Fund (11-13) Investors, L.L.C. ("EGI Fund") and Chai Trust Company, LLC ("Chai Trust"), EGI-CW, EGI Fund and Chai Trust may be deemed to be members of the Related/Corvex group within the meaning of Rule 13d-5 under the Exchange Act.

(4)
This information is as of December 31, 2013, and is based solely on the Schedule 13G jointly filed with the SEC on February 14, 2014 by Macquarie Group Limited, Macquarie Bank Limited, Macquarie Investment Management Limited, Delaware Management Holdings, Inc. and Delaware Management Business Trust. Based on the information provided in that Schedule 13G, the principal business address of Macquarie Group Limited, Macquarie Bank Limited and Macquarie Investment Management Limited is No.1 Martin Place Sydney, New South Wales, Australia. The principal business address of Delaware Management Holdings, Inc. and Delaware Management Business Trust is 2005 Market Street, Philadelphia, PA 19103.

(5)
This information is as of December 31, 2013, and is based solely on a Schedule 13G/A filed with the SEC on February 10, 2014, by BlackRock, Inc. ("BlackRock"). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 40 East 52nd Street, New York, New York 10022, and BlackRock, which reports beneficial ownership of 8,385,568 Common Shares, sole power to vote 7,894,916 Common Shares and sole power to dispose of 8,385,568 Common Shares, is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in that Schedule 13G/A.

(6)
This information is as of December 31, 2013, and is based solely on the Schedule 13G filed with the SEC on February 13, 2014 by Fir Tree Inc. Based on the information provided in that Schedule 13G, the principal business address of Fir Tree Inc. is 505 Fifth Avenue 23rd Floor, New York, New York 10017.

(7)
Senior Housing Properties Trust ("SNH") beneficially owns 250,000 of our Common Shares. Reit Management & Research LLC ("RMR") is the manager of SNH, and Messrs. Barry Portnoy and Adam Portnoy own all of the outstanding shares of Reit Management & Research Trust ("RMR Trust"), the sole member of RMR. RMR and Messrs. Barry Portnoy and Adam Portnoy, in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a trustee of RMR Trust and as the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, may be deemed to have beneficial ownership of the Common Shares owned by SNH; however, each disclaims beneficial ownership of these Common Shares. None of the 250,000 Common Shares beneficially owned by SNH are included in the Common Shares listed as beneficially owned by Mr. Adam Portnoy. The amount of our Common Shares disclosed above as beneficially owned by Mr. Adam Portnoy also includes 10,265.4 Common Shares owned by RMR, of which RMR Trust is the sole member.

EXECUTIVE OFFICERS OF THE COMPANY

              The following are the ages and recent principal occupations, as of April     , 2014, of the executive officers of the Company. Unless otherwise specified, the business address of the executive officers is c/o CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

              ADAM D. PORTNOY (Age: 43)

              Mr. Portnoy has been the Company's President since 2011. He also served as the Company's Executive Vice President from 2003 through 2006. Mr. Portnoy was President of Government Properties Income Trust from 2009 until 2011. Mr. Portnoy has been an executive officer of RMR, since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc. ("RMR Advisors"), an SEC registered investment advisor. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of the RMR Funds since 2007 (RMR Real Estate Income Fund, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds"). Prior to becoming President in 2007, Mr. Portnoy served as Vice President of the RMR Funds beginning in 2004. Prior to joining RMR in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and ABN AMRO, working in private equity at the International Finance Corporation (a member of The World Bank Group) and DLJ Merchant Banking Partners, and serving as Chief Executive Officer of a telecommunications company. Mr. Portnoy is also currently a member of the Board of Trustees of Occidental College and serves as the Honorary Consul General of the Republic of Bulgaria to Massachusetts.

              JOHN C. POPEO (Age: 53)

              Mr. Popeo has been the Company's Treasurer and Chief Financial Officer since 1999 and Assistant Secretary since 2008. Mr. Popeo has also been Treasurer and Chief Financial Officer of Select Income REIT since its formation in 2011. Mr. Popeo has also been an Executive Vice President of RMR since 2008, and previously served as Treasurer of RMR from 1997 to 2012, as a Vice President from 1999 to 2006 and as a Senior Vice President from 2006 to 2008. Mr. Popeo served as Vice President of RMR Advisors from 2004 to 2009 and served as Vice President of the RMR Funds from shortly after their formation (the earliest of which was in 2002) until 2009. Mr. Popeo is a certified public accountant.

              DAVID M. LEPORE (Age: 53)

              Mr. Lepore has been the Company's Chief Operating Officer since 2008 and Senior Vice President since 1998. Mr. Lepore is primarily responsible for the operations of the Company's properties. Mr. Lepore has also been a Senior Vice President of RMR since 2006 and was a Vice President and served in other capacities prior to that time. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

              There are no family relationships among any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board.

              We have no employees. Our executive officers are employees of our manager, RMR. RMR is a privately owned company that provides management services to public and private companies, including the Company, Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust, Five Star Quality Care, Inc. and TravelCenters of America LLC. Government Properties Income Trust is a publicly traded REIT that primarily invests in properties that are majority leased to government tenants. Hospitality Properties Trust is a publicly traded REIT that primarily owns hotels and travel centers. Select Income REIT is a publicly traded REIT that primarily owns single tenant, net leased properties. Senior Housing Properties Trust is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star Quality Care, Inc. is a publicly traded real estate based operating company in the healthcare and senior living services business. TravelCenters of America LLC is a publicly traded real estate based operating company in the travel center and convenience store businesses. RMR Advisors, an affiliate of RMR, is an SEC registered investment adviser to the RMR Funds, which are or were investment companies registered under the Investment Company Act of 1940, as amended. The foregoing entities may be considered to be affiliates of the Company.

TRUSTEE COMPENSATION

              The disclosure set forth below in "Trustee Compensation" relate to periods prior to the removal of all of the Company's then Trustees on March 25, 2014. A new Board may change the Company's policies and practices with respect to the matters discussed herein.

              The Compensation Committee of the Board was responsible for reviewing and determining the Common Share grants awarded to Trustees and making recommendations to the Board regarding cash compensation paid to Trustees for Board, committee and committee chair services. The Compensation Committee was authorized, under the Compensation Committee Charter, to engage consultants or advisors in connection with its review and analysis of Trustee compensation, though it did not engage any consultants or advisors in 2013 with respect to Trustee compensation. Managing Trustees did not receive cash compensation for their services as Trustees but did receive Common Share grants. The amount of Common Shares granted to each Managing Trustee historically was the same as the amount granted to each Independent Trustee.

              Trustees received compensation in Common Shares to align the interests of Trustees with those of the Company's shareholders and to facilitate the Trustee share ownership policy set forth in the Company's Governance Guidelines, which is summarized below. In determining the amount and composition of each Trustee's compensation, the Compensation Committee historically took various factors into consideration, including, but not limited to, the responsibilities of Trustees generally, as well as committee chairs and the forms of compensation paid to trustees or directors by comparable companies, including the compensation of trustees and directors of other companies managed by RMR. The Board historically reviewed the

Compensation Committee's recommendations regarding Trustee cash compensation and determined the amount of such compensation.

Share Ownership Guidelines

              The Company's Governance Guidelines currently provide that each Trustee is expected to own at least 20,000 Common Shares within five years of the later of: (a) January 1, 2014 or (b) the annual meeting of shareholders of the Company at which the Trustee was initially elected or, if earlier, the first annual meeting of shareholders following the initial appointment of the Trustee to the Board. Under the guidelines, compliance is to be measured as of the end of each fiscal year. The policy includes limited exceptions for any Trustee who is prohibited by law or his or her employer from owning Common Shares. The guidelines also provide that the Nominating and Governance Committee may consider exceptions for any Trustee on whom this policy could impose a financial hardship.

2013 Annual Compensation

              After giving effect to changes approved by the Board on May 14, 2013, each Independent Trustee received an annual fee of $35,000 for services as a Trustee in 2013, plus a fee of $1,000 for each meeting attended (prior to such date the meeting fee was $750). Up to two $1,000 fees (or if prior to May 14, 2013, two $750 fees) were paid if a Board meeting and one or more Board committee meetings were held on the same date. In addition, each Trustee received a grant of 2,000 of Common Shares in 2013.

              Each Independent Trustee who served as a committee chair of the Company's Audit, Compensation or Nominating and Governance Committees received an additional annual fee of $12,500, $7,500 and $7,500, respectively, for serving as chair in 2013. Trustees were reimbursed for out of pocket costs they incurred in attending continuing education programs and for travel expenses incurred in connection with their duties as Trustees.

2013 Trustee Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
William A. Lamkin	$88,500	$40,260	—	$128,760
Joseph L. Morea	$84,750	$40,260	—	$125,010
Adam D. Portnoy(3)	$—	$40,260	—	$40,260
Barry M. Portnoy(3)	$—	$40,260	—	$40,260
Frederick N. Zeytoonjian	$85,500	$40,260	—	$125,760

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Trustee. In addition to the $35,000 annual cash fees, each of Messrs. Lamkin, Morea and Zeytoonjian earned an additional $12,500, $7,500 and $7,500, respectively, for service as a committee chair in 2013. Each of Messrs. Lamkin, Morea and Zeytoonjian earned an additional $41,000, $42,250 and $43,000, respectively for meetings attended in 2013.

(2)
Equals the number of shares multiplied by the closing price of the Company's Common Shares on the grant date. This is also the compensation cost for the award recognized by the Company for financial reporting purposes pursuant to FASB Accounting Standards Codification Topic 718, "Compensation – Stock Compensation" ("ASC 718"). No assumptions were used in this calculation.

(3)
The Managing Trustees did not receive cash compensation for their services as Trustees. The compensation of Mr. Adam Portnoy for his services as President is described below under "Executive Compensation."

CORPORATE GOVERNANCE

              The disclosure set forth below in "Corporate Governance" relates to periods prior to March 25, 2014, other than the disclosure regarding the notice to and received from the NYSE.

              As a result of the removal of the Company's Trustees, the Company is not in compliance with certain provisions of Section 303A of the NYSE Listed Company Manual (the "NYSE Manual"). Pursuant to the Company's obligations under Section 303A.12(b) of the NYSE Manual, the Company provided notice to the NYSE of noncompliance on March 25, 2014. On March 26, 2014, the Company received official notice from the NYSE that the Company is deficient in meeting the following requirements of the NYSE Manual:

•
Section 303A.01 – Does not have a majority of independent members on the Board of Trustees;
•
Section 303A.03 – Does not have a presiding director/trustee;
•
Section 303A.04(a) – Nominating/other named committee independence issue;
•
Section 303A.05(a) – Compensation/other named committee independence issue;
•
Section 303A.06 – Does not conform to Rule 10A-3;
•
Section 303A.07(a) – Does not have three members on the audit committee;
•
Section 303A.07(a) – Audit committee members are not financially literate;
•
Section 303A.07(a) – Does not have an audit committee member with financial management expertise.

              The NYSE also notified the Company that if the above deficiencies are not cured by April 2, 2014, the Company will be deemed noncompliant and the NYSE will disseminate a below compliance indicator for the Company on April 4, 2014. The Company's Common Shares, preferred shares and senior notes remain listed on the NYSE. However, as of April     , 2014, a below compliance indicator was added to the Company's NYSE-listed securities.

              The Board previously established Governance Guidelines to provide a framework for the effective governance of the Company. The guidelines address matters such as general qualification standards for the Board, Trustee responsibilities, Board meetings and committees, Trustee compensation, evaluation of management and management succession. The governance section of the Company's website makes available the Company's current corporate governance materials, including the Governance Guidelines, the charters for each Board committee, the Company's Code of Business Conduct and Ethics and information about how to report matters directly to management, the Board or the Audit Committee. To access these documents on the Company's website, www.cwhreit.com, click on "Investors" and then "Governance." A new Board may change the Governance Guidelines.

Board Leadership Structure

              The Company currently has no Trustees. Prior to March 25, 2014, pursuant to the Company's governing documents, the Company's Board was comprised of both Managing Trustees and Independent Trustees. Managing Trustees were Trustees that were employees, officers or directors of RMR or involved in the Company's day to day activities for at least one year. A description of Independent Trustees is included below under "Corporate Governance – Independence of Trustees." The Company's President or any two Independent Trustees may call a special meeting. Pursuant to the Company's Governance Guidelines, the Company's Independent Trustees met at least once each year without management.

              In 2013, the Board held 32 meetings. In 2013, each Trustee attended 75% or more of the aggregate of all meetings of the Board and the committees on which he served. All of the Trustees attended the Company's 2013 annual meeting of shareholders. The Company's current policy with respect to Board members' attendance at the annual meetings of shareholders can be found in the Company's Governance Guidelines, the full text of which appears at the Company's website, www.cwhreit.com. A new Board may change these policies.

Independence of Trustees

              Under the corporate governance listing standards of the NYSE, the Board must consist of a majority of independent Trustees. Under NYSE corporate governance listing standards, to be considered independent:

•
the Trustee must not have a disqualifying relationship, as defined in these NYSE standards; and

•
the Board must affirmatively determine that the Trustee otherwise has no material relationship with the Company directly, or as an officer, shareholder or partner of an organization that has a relationship with the Company. To aid in the Trustee independence assessment process, the Board adopted written Governance Guidelines that address the consideration and approval of any related person transactions, as defined below. A new Board may change these Governance Guidelines.

              The Company's Declaration of Trust and Bylaws also require that a majority of the Board be Independent Trustees. Under the Company's Bylaws, Independent Trustees are not employees of RMR, are not involved in the Company's day to day activities and are persons who qualify as independent under the Company's Declaration of Trust and Bylaws and the applicable rules of the NYSE and SEC.

              The Company has not made any determination as to the independence of any nominee for Trustee at the special meeting.

Board Committees

              The Company currently has no Trustees and therefore no Audit Committee, Compensation Committee or Nominating and Governance Committee. The Board historically had an Audit Committee, Compensation Committee and Nominating and Governance Committee comprised of Independent Trustees, and each such committee adopted a written charter, copies of which may be obtained free of charge at the Company's website, www.cwhreit.com, by clicking on "Investors" and then "Governance." Shareholders may also request copies free of charge by writing to the Company's Secretary, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The charter of each of the standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter. Additional information about the committees is provided below. A new Board may amend or restate these charters in their entirety.

Audit Committee

    Meetings held in 2013: 7

              Primary Responsibilities.    There are currently no Trustees serving on an Audit Committee of the Board. The Audit Committee of the Company was previously established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of the Audit Committee was to assist the Board in fulfilling its responsibilities for oversight of: (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; (3) the Company's independent registered public accounting firm's qualifications and independence; and (4) the performance of the Company's internal audit function and independent auditors. Under its charter, the prior Audit Committee had the final authority and responsibility to select the Company's independent registered public accounting firm.

Compensation Committee

    Meetings held in 2013: 10

              Primary Responsibilities.    There are currently no Trustees serving on a Compensation Committee of the Board. The Compensation Committee's primary responsibilities included: (1) reviewing the terms of RMR's business management and property management agreements with the Company, evaluating the performance of RMR under those agreements, approving the fees and certain other costs that the Company is required to pay under those agreements and making determinations regarding continuance of or changes to those agreements; (2) evaluating the performance of the Company's President and determining and approving any compensation, including any equity compensation, paid directly by the Company to the Company's President; (3) evaluating the performance of the Company's Director of Internal Audit and determining the compensation payable to him and the costs of the Company's internal audit function generally; (4) evaluating, approving and administering all of the Company's equity compensation plans; (5) evaluating whether the Company's executive compensation programs encourage appropriate levels of risk taking by the Company's executives; and (6) reviewing and considering the incentives and risks associated with the Company's compensation policies and practices.

Nominating and Governance Committee

    Meetings held in 2013: 2

              Primary Responsibilities.    There are currently no Trustees serving on a Nominating and Governance Committee of the Board. The responsibilities of the Nominating and Governance Committee included: (1) identification of individuals qualified to become members of the Board and recommending to the Board the nominees for Trustee for each annual meeting of shareholders or when Board vacancies occur; (2) development and recommendation to the Board of governance guidelines; and (3) evaluation of the performance of the Board.

Board Oversight of Risk

              Historically, the Board oversaw risk as part of its general oversight of the Company, and oversight of risk was been addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of the Company is conducted by RMR, and RMR and the Company's officers and Director of Internal Audit implement risk management in their activities.

              In discharging their oversight responsibilities, the Board and Board committees historically regularly reviewed a wide range of reports provided to them by RMR and other service providers, including:

•
reports on market and industry conditions;

•
operating and compliance reports;

•
financial reports;

•
reports on risk management activities; and

•
legal proceedings updates and reports on other business related matters.

              The Board and Board committees historically discussed these matters among themselves and with representatives of RMR, the Director of Internal Audit, counsel and the Company's independent auditors.

              The Audit Committee historically performed a lead role in helping the Board fulfill its responsibilities for oversight of the Company's financial reporting, internal audit function, risk management and the Company's compliance with legal and regulatory requirements. The Board and Audit Committee historically reviewed periodic reports from the Company's independent auditors regarding potential risks, including risks related to the Company's internal controls. The Audit Committee also annually reviewed, approved and oversaw an internal audit plan developed by the Company's Director of Internal Audit with the goal of helping the Company systematically evaluate the effectiveness of its risk management, control and governance processes, and periodically met with the Company's Director of Internal Audit to review the results of the Company's internal audits, and directed or recommended to the Board actions or changes it determined appropriate to enhance or improve the effectiveness of the Company's risk management.

              The Compensation Committee historically evaluated the performance of the Company's Director of Internal Audit and RMR's performance under the Company's business and property management agreements, including any perceived risks created by RMR's compensation under those agreements. Also, in the past, the Compensation Committee and the Board considered the fact that the Company has a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. The Company believes that the use of share grants vesting over time rather than stock options mitigates the incentives for the Company's management to undertake undue risks and encourages management to make longer term, less risk prone decisions.

              While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for the Company to bear certain risks to achieve its objectives. As a result of the foregoing and other factors, the Company's ability to manage risk is subject to substantial limitations.

              To learn more about the risks facing the Company, including as a result of the removal of all of the Trustees, you can review the factors included in Part I, "Item 1A. Risk Factors" and "Warning Concerning Forward Looking Statements" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the risks disclosed in the Company's Definitive Consent Revocation Statement. The risks described in those filings are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect the Company's business, financial condition or results of operations in future periods.

Communication with the Board of Trustees

              The Company currently has no Trustees.

Code of Business Conduct and Ethics

              The Company has adopted a Code of Business Conduct and Ethics. The Company's executive officers and persons involved in the Company's business can ask questions about the Company's Code and other ethics and compliance issues, or report potential violations as follows: by writing to the Director of Internal Audit at CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts 02458; by calling toll-free (866) 511-5038; by emailing Internal.Audit@cwhreit.com; or by filling out a report by visiting the Company's website, www.cwhreit.com, clicking "Investors," clicking "Governance" and then clicking "Governance Hotline."

SELECTION OF CANDIDATES FOR TRUSTEES

              The Board serves as the ultimate decision making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the Company's officers, who are charged by the Board with conducting the business of the Company. The Company currently has no Trustees and so there are currently no Trustees performing these functions.

Election Process

              The Company currently has no Trustees. The Company's Declaration of Trust provides that the number of Trustees shall be determined by the Board. The number of the Company's Trustees currently is fixed at seven and there are seven vacancies on the Board. Trustees currently serve staggered, three year terms and are divided into three groups. There are two vacancies in Group I, and the terms of the Trustees elected to this Group will expire at the Company's 2014 annual meeting. There are three vacancies in Group II and the terms of the Trustees elected to this Group will expire at the Company's 2015 annual meeting. There are two vacancies in Group III and the terms of the Trustees elected to this Group will expire at the Company's 2016 annual meeting.

Trustee Nominations

              The Nominating and Governance Committee was responsible for identifying and evaluating nominees for Trustee and for recommending to the Board nominees for election at each annual meeting of shareholders. Because the Company currently has no Trustees and there are no Trustees currently serving on the Nominating and Governance Committee, only shareholders may currently make nominations in accordance with the Bylaws.

              As of    , 2014, the Company has received the following nominations of individuals for election to the Board of Trustees at the special meeting:     .

              On March 24, 2014, the Company received advance notice from Related/Corvex of their nomination of seven individuals for election as Trustees of the Company at the 2014 annual meeting of shareholders. Aside from this notice, the Company has not received any other nominations or proposals for the 2014 annual meeting of shareholders. The advance notice period for shareholder nominations of individuals for election as Trustees or proposals of other business at the Company's 2014 annual meeting of shareholders has closed.

              Shareholder Nominations.    In order for a shareholder to nominate an individual for election to the Board at the special meeting, the shareholder must comply with the advance notice and other requirements set forth in the Company's Bylaws and the Interim Arbitration Award, which include, among other things, requirements as to the shareholder's timely delivery of advance notice, beneficial ownership of 1%, or $2,000 in market value, of the Company's Common Shares continuously for one year, holding of a share certificate for such amount of shares at the time of the advance notice and submission of specified information. Shareholders should specify in their notice the Group to which each nominee for election as Trustee is proposed to be elected. To be timely, shareholder nominations must be received by the Company's Secretary at the Company's principal executive offices, in accordance with the requirements of the Bylaws, not later than 5:00 p.m. Eastern Time on April     , 2014.

              The foregoing description of the requirements for a shareholder to nominate an individual for election to the Board at the special meeting is not a complete listing of all requirements. Copies of the Bylaws, including the requirements for shareholder nominations and other proposals, may be obtained by writing to the Company's Secretary at CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, from the Company's website, at www.cwhreit.com, or from the SEC's website, at www.sec.gov. The Interim Arbitration Award was filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on November 19, 2013. Any shareholder considering making a nomination should carefully review and comply with the provisions in those documents.

Trustee Qualifications

              The disclosure set forth below relates to periods prior to March 25, 2014. The newly elected Board of the Company may change the Company's policies and practices relating to the matters discussed herein.

              The Board and Nominating and Governance Committee historically required that each Trustee (i) be a recognized person of high integrity with a proven record of success in his or her field; and (ii) demonstrate the ability to make independent analytical inquiries, familiarity with and respect for corporate governance requirements and practices and a commitment to serving the Company's long term best interests. The Nominating and Governance Committee historically conducted interviews of potential Trustee candidates to assess intangible qualities, including the individual's ability to ask difficult questions and, simultaneously, to work collegially. The Board did not maintain a specific diversity policy in connection with the selection of nominees for Trustee, but due consideration was given to an overall balance of diversity, including professional background, experience, perspective, gender and ethnicity.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              As of the end of the Company's last fiscal year, the Compensation Committee was comprised of William A. Lamkin, Joseph L. Morea and Frederick N. Zeytoonjian, and, from January 28, 2014 through March 25, 2014, also Ronald J. Artinian and Ann Logan. None of these individuals were former officers of the Company. During 2013 and through March 25, 2014, no member of the Compensation Committee was an officer or employee of the Company. Except as described below under "Related Person Transactions – Indemnification and Directors' and Officers' Liability Insurance", during 2013, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In 2013, none of the Company's executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company, or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on the Compensation Committee of the Company. Some of the former members of the Compensation Committee serve as independent trustees and compensation committee members of other public companies to which RMR provides management services.

EXECUTIVE COMPENSATION

              The following tables, narratives and footnotes discuss the compensation of the President, the Treasurer and Chief Financial Officer and the Chief Operating Officer and Senior Vice President during 2013, who are the Company's named executive officers. None of the Company's named executive officers are employed by the Company. The Company's manager, RMR, provides services that otherwise would be provided by employees and compensates the named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to the Company. The Company does not pay the Company's executive officers salaries or bonuses or provide other compensation or employee benefits except for the grants of shares under the share award plan.

2013 Summary Compensation Table

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Adam D. Portnoy(3)	2013	$218,160	$11,250	$229,410
President	2012	$153,880	$11,625	$165,505
	2011	$202,840	$3,000	$205,840
John C. Popeo	2013	$177,900	$13,050	$190,950
Treasurer and Chief Financial Officer	2012	$116,400	$18,313	$134,713
	2011	$149,700	$14,725	$164,425
David M. Lepore	2013	$106,740	$9,638	$116,378
Chief Operating Officer and Senior Vice President	2012	$58,200	$17,563	$75,763
	2011	$149,700	$14,725	$164,425

(1)
Represents the grant date fair value of shares granted in 2013, 2012 and 2011, as applicable, compiled in accordance with ASC 718. No assumptions are used in this calculation.

(2)
Consists of cash distributions in the applicable year on unvested shares, received in connection with cash distributions the Company paid to all its shareholders.

(3)
Mr. Adam Portnoy was appointed the Company's President on January 10, 2011. Mr. Portnoy's compensation for 2013, 2012 and 2011 attributable to his services as a Managing Trustee, which consisted of a share award with a value of $40,260, $37,480 and $53,140, respectively, is included above, and his 2013 compensation for his services as a Managing Trustee is also included in the 2013 Trustee Compensation table in "Trustee Compensation" above.

2013 Grants of Plan Based Awards

              Share awards granted by the Company to the named executive officers in 2013 provided that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. If a recipient granted a share award ceased to perform duties for the Company or ceased to be an officer or an employee of RMR or any company that RMR manages during the vesting period, at the Company's option, the recipient forfeited or the Company may have repurchased the Common Shares that had not yet vested for nominal consideration. Holders of vested and unvested shares awarded under the share award plan were eligible to receive distributions that the Company makes on its shares on the same terms as other holders of the Common Shares.

              The following table shows shares granted in 2013, including vested and unvested grants.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
Adam D. Portnoy(2)	9/13/2013	7,500	$177,900
John C. Popeo	9/13/2013	7,500	$177,900
David M. Lepore	9/13/2013	4,500	$106,740

(1)
Equals the number of shares multiplied by the closing price of the Company's Common Shares on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

(2)
The value of shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee in 2013 is set forth in the 2013 Trustee Compensation table in "Trustee Compensation" above.

2013 Outstanding Equity Awards at Fiscal Year End

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adam D. Portnoy(3)	2013	6,000	$139,860
	2012	4,500	$104,895
	2011	3,000	$69,930
John C. Popeo	2013	6,000	$139,860
	2012	4,500	$104,895
	2011	3,000	$69,930
	2010	750	$17,483
David M. Lepore	2013	3,600	$83,916
	2012	2,250	$52,447
	2011	3,000	$69,930
	2010	750	$17,483

(1)
The shares granted in 2013 were granted on September 13, 2013; the shares granted in 2012 were granted on September 14, 2012; the shares granted in 2011 were granted on September 16, 2011; and the shares granted in 2010 were granted on September 17, 2010.

(2)
Equals the number of shares multiplied by the closing price of the Company's Common Shares on December 31, 2013.

(3)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the 2013 Trustee Compensation table in "Trustee Compensation" above.

2013 Stock Vested

              The following table shows share grants that vested in 2013, including shares granted in prior years.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adam D. Portnoy(2)	4,500	$106,800
John C. Popeo	5,900	$139,906
David M. Lepore	4,550	$107,869

(1)
Equals the number of shares multiplied by the closing price of the Company's Common Shares on the 2013 dates of vesting of grants made in 2013 and prior years.

(2)
Represents shares granted to Mr. Adam Portnoy for his services as President. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the 2013 Trustee Compensation table in "Trustee Compensation" above.

Change in Control

              On September 13, 2013, the Compensation Committee approved grants of 7,500 restricted Common Shares to Mr. Adam Portnoy; 7,500 restricted Common Shares to Mr. Popeo; and 4,500 restricted Common Shares to Mr. Lepore. These grants were valued at $23.72 per Common Share, the closing price of the Company's Common Shares on the New York Stock Exchange on the date of grant and were made under the CommonWealth REIT 2012 Equity Compensation Plan pursuant to a form of restricted share agreement approved by the Compensation Committee which provided for vesting of the restricted Common Shares in five equal installments beginning on the date of grant and acceleration of vesting of all restricted share grants (including those previously awarded) upon the occurrence of certain change of control or termination events with respect to the Company's business and property management agreements with RMR (a "Termination Event"). Such a Termination Event occurred on March 25, 2014 upon removal of all of the Company's then Trustees.

Potential Payments Upon a Termination Event as of December 31, 2013

Name	Number of Shares Vested Upon Termination Event (#)	Valued Realized on Termination Event as of December 31, 2013 ($)
Adam D. Portnoy	13,500	$314,685
John C. Popeo	14,250	$332,168
David M. Lepore	9,600	$223,776

RELATED PERSON TRANSACTIONS

              A "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A "related person" means any person who is, or at any time during the applicable period was:

•
a Trustee, or a nominee for Trustee or an executive officer of the Company;
•
known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares;
•
an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Trustee, nominee for Trustee, executive officer or more than 5% beneficial owner of Common Shares, and any person (other than a tenant or employee) sharing the household of such Trustee, nominee for Trustee, executive officer or more than 5% beneficial owner of Common Shares; and
•
a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

              The Board previously adopted written Governance Guidelines that address the consideration and approval of any related person transactions. These may be changed by a new Board. Under the current Governance Guidelines, the Company may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the Board and the Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed and approved or ratified by both (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of the Independent Trustees. In determining whether to approve or ratify a transaction, the Board, or disinterested Trustees or Independent Trustees, as the case may be, must also act in accordance with any applicable provisions of the Company's Declaration of Trust and applicable Maryland law. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees at the time or otherwise in accordance with the Company's policies and Declaration of Trust. In the case of transactions with the Company by RMR employees (other than Trustees and executive officers) subject to the Company's Code of Business Conduct and Ethics, the employee must seek approval from an executive officer of the Company who has no interest in the matter for which approval is being requested. Copies of the Company's Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's website, www.cwhreit.com.

Certain Related Person Transactions

Reit Management & Research LLC ("RMR")

              The Company has no employees. Personnel and various services the Company requires to operate its business are provided to the Company by RMR. The Company has two agreements with RMR to provide management and administrative services to the Company: (1) a business management agreement, which relates to the Company's business generally, and (2) a property management agreement, which relates to the Company's property level operations.

              One of the Company's former Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. The Company's other former Managing Trustee and its President, Mr. Adam Portnoy, is the son of Mr. Barry Portnoy, and an owner, President, Chief Executive Officer and a director of RMR. Each of the Company's other executive officers is also an officer of RMR. GOV's and SIR's executive officers are officers of RMR. Two of the former five Independent Trustees also serve as independent trustees of other public companies to which RMR provides management services. Messrs. Barry and Adam Portnoy serve as managing trustees of those companies. In addition, officers of RMR serve as officers of those companies.

              The Board historically gave the Compensation Committee authority to act on the Company's behalf with respect to the Company's management agreements with RMR. The charter of the Compensation Committee requires the committee to annually review the terms of these agreements, evaluate RMR's performance under the agreements and determine whether to renew, amend or terminate the management agreements. A new Board may not give the Compensation Committee the same authority.

              In 2013, the Compensation Committee retained FTI Consulting, Inc., a nationally recognized compensation consultant experienced in REIT compensation programs, to assist the Committee in developing the terms of the incentive fee payable to RMR under the Company's business management agreement with RMR beginning in 2014. In connection with retaining this consultant, the Compensation Committee determined that the consultant did not have any conflicts of interest which would prevent the consultant from advising the Committee.

              On December 19, 2013, the Company and RMR entered into an amended and restated business management agreement, effective with respect to services performed on and after January 1, 2014. Under the terms of this amended and restated business management agreement:

  •
  The amount of the base management fee to be paid to RMR by the Company for each applicable period will be equal to the lesser of:

      o
      the sum of (a) 0.7% of the average historical cost of the Company's real estate investments during such period up to $250.0 million, plus (b) 1.0% of the average historical cost of the Company's real estate investments located outside the United States, Puerto Rico and Canada during such period, plus (c) 0.5% of the average historical cost of the Company's real estate investments during such period exceeding $250.0 million and the average historical cost of the Company's real estate investments located outside the United States, Puerto Rico and Canada combined; and

      o
      the sum of (a) 0.7% of the average closing price per Common Share on the NYSE, during such period, multiplied by the average number of Common Shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of the Company's preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of the Company's consolidated indebtedness during such period, (together, the "Average Market Capitalization"), up to $250.0 million, plus (b) 1.0% of the average historical cost of the Company's real estate investments located outside the United States, Puerto Rico and Canada during such period, plus (c) 0.5% of the Average Market Capitalization exceeding $250.0 million and the average historical cost of the Company's real estate investments located outside the United States, Puerto Rico and Canada during such period combined.

    The average historical cost of the Company's real estate investments will include the Company's consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar noncash reserves.

  •
  The base management fee will be paid monthly to RMR, ninety percent (90%) in cash and ten percent (10%) in Common Shares, which shall be fully-vested when issued. The number of Common Shares to be issued in payment of the base management fee for each month will be equal to the value of 10% of the total base management fee for that month divided by the average daily closing price of the Common Shares during that month.

  •
  The incentive management fee which may be earned by RMR for an annual period will be an amount, subject to certain limitations and adjustments, equal to 12% of the product of (a) the Company's equity market capitalization and (b) the amount (expressed as a percentage) by which the total returns realized by the holders of the Common Shares (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the SNL Office REIT Index, for the relevant measurement period.

  •
  The incentive management fee is payable in Common Shares, with one-third of the Common Shares issued in payment of an incentive management fee vested on the date of issuance, and the remaining two-thirds vesting thereafter in two equal annual installments.

  •
  RMR and certain eligible transferees of Common Shares issued in payment of the base management fee or incentive management fee are entitled to demand registration rights, exercisable not more frequently than twice per year, and to "piggy-back" registration rights, with certain expenses to be paid by the Company. The Company and applicable selling shareholders also have agreed to indemnify each other (and their officers, trustees, directors and controlling persons) against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), in connection with any such registration.

              The terms of the amended and restated business management agreement described above were approved by the Company's Compensation Committee and the terms of the incentive fee were developed by the former Compensation Committee in consultation with FTI Consulting, Inc., an independent compensation consultant.

              For 2013, the Company's business management agreement provided for the base business management fee to be paid to RMR at an annual rate equal to the sum of (a) 0.7% of the historical cost of the Company's real estate investments, as described in the business management agreement, located in the United States, Puerto Rico or Canada, for the first $250.0 million of such investments, and 0.5% thereafter, plus (b) 1.0% of the historical cost of the Company's real estate investments located outside the United States, Puerto Rico and Canada. In addition, for 2013, the Company's business management agreement provided for RMR to be paid an incentive fee equal to 15% of the product of (i) the weighted average of the Common Shares outstanding on a fully diluted basis during a fiscal year and (ii) the excess, if any, of the FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share for the preceding fiscal year. The Company's investments in GOV and SIR, which are described below, were not counted for purposes of determining the business management fees payable by the Company to RMR, however the Company reported the business management fees payable to RMR by SIR in its consolidated 2013 results until the Company deconsolidated its investment in SIR on July 2, 2013. The Company and SIR (while SIR was a consolidated subsidiary of the Company) recognized on a consolidated basis business management fees of $43.3 million for 2013. No incentive fee was paid by the Company to RMR for 2013.

              The Company's property management agreement with RMR provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs. The aggregate property management and construction supervision fees the Company and SIR (while SIR was a consolidated subsidiary of the Company) recognized on a consolidated basis were $32.5 million for 2013.

              MacarthurCook Fund Management Limited ("MacarthurCook") previously provided the Company with business and property management services related to the Company's Australian properties. The Company's contract with MacarthurCook terminated on January 31, 2013, and on that date the Company entered into a business and property management agreement (the "Australia Management Agreement") with RMR Australia Asset Management Pty Limited ("RMR Australia"), for the benefit of CWH Australia Trust (formerly the MacarthurCook Industrial Property Fund), a subsidiary of the Company ("CWHAT"). The terms of the Australia Management Agreement are substantially similar to the terms of the management agreement the Company had with MacarthurCook. RMR Australia is owned by the Company's Managing Trustees and it has been granted an Australian financial services license by the Australian Securities & Investments Commission. The Australia Management Agreement provides for compensation to RMR Australia for business management and real estate investment services at an annual rate equal to 0.5% of the average historical cost of CWHAT's real estate investments, as described in the Australia Management Agreement. The Australia Management Agreement also provides for additional compensation to RMR Australia (i) for property management services at an annual rate equal to 50% of the difference between 3.0% of collected gross rents and the aggregate of all amounts paid or payable by or on behalf of CWHAT to third party property managers, and (ii) for construction supervision services at an annual rate equal to 50% of the difference between 5.0% of constructions costs and any amounts paid to third parties for construction management and/or supervision. Similar to the Company's prior arrangement with respect to fees it paid to MacarthurCook, RMR has agreed to waive half of the fees payable by the Company under its property management agreement with RMR and half of the business management fees otherwise payable by the Company under its business management agreement with RMR related to real estate investments that are subject to the Australia Management Agreement for so long as the Australia Management Agreement is in effect and the Company or any of its subsidiaries are paying the fees under that agreement. The Australia Management Agreement was approved by the Compensation Committee, which was at the time comprised solely of Independent Trustees. The estimated aggregate business and property management fees the Company recognized pursuant to the Australia Management Agreement during 2013 were $1.6 million, which amount is equal to fees under the business and property management agreements waived by RMR and excluded from the amounts that were payable to RMR during 2013.

              For January 2013, with respect to the Company's investments in Australia, RMR agreed to waive half of the fees payable by the Company under its property management agreement and half of the business management fees related to real estate investments located outside of the United States, Puerto Rico and Canada, so long as the Company's business and property management agreement with MacarthurCook with respect to those investments was in effect and the Company or any of its subsidiaries were paying fees under that agreement. MacarthurCook earned approximately $0.2 million in January 2013 with respect to the Company's Australian properties, which amount is equal to the fees waived by RMR and excluded from the amounts that were payable to RMR during that period.

              RMR also provides internal audit services to the Company in return for the Company's share of the total internal audit costs incurred by RMR for the Company and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to approval by the Compensation Committee. The Company's Audit Committee appoints the Company's Director of Internal Audit. The Company's and SIR's (while SIR was a consolidated subsidiary of the Company) share of RMR's costs of providing this internal audit function was, on a consolidated basis, approximately $0.3 million for 2013. These allocated costs are in addition to the business and property management fees the Company and SIR paid to RMR.

              The Company is generally responsible for all of its operating expenses, including certain expenses incurred by RMR on its behalf. The Company is generally not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to the Company, except for the employment and related expenses of RMR employees who provide on-site property management services and the Company's share of the staff employed by RMR who perform the Company's internal audit function. Pursuant to the Company's amended and restated business management agreement, RMR may from time to time negotiate on the Company's behalf with certain third party vendors and suppliers for the procurement of services to the Company. As part of this arrangement, the Company may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

              The current terms of both the Company's amended and restated business management agreement with RMR and the Company's property management agreement with RMR end on December 31, 2014 and automatically renew for successive one year terms unless the Company or RMR give notice of non-renewal before the end of an applicable term. The Company or RMR may terminate either agreement upon 60 days' prior written notice, and RMR may also terminate the property management agreement upon five business days' notice if the Company undergoes a change of control, as defined in the property management agreement. As of the date of this Information Statement, no notices of termination have been given or received under the RMR agreements.

              Under the Company's amended and restated business management agreement with RMR, the Company acknowledges that RMR may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to those of the Company and that the Company is not entitled to preferential treatment in receiving information, recommendations and other services from RMR. When the business management agreement was amended and restated on December 19, 2013, a right of first offer provision was eliminated that had provided that, with certain exceptions, if the Company determined to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another REIT to which RMR provides management services, the Company would first offer that property for purchase or disposition to that REIT and negotiate in good faith for such purchase or disposition.

              RMR also leases from the Company office space for eleven of its regional offices. The Company earned approximately $0.8 million in rental income from RMR in 2013 with respect to approximately 32,500 square feet of office space, which the Company believes represents commercially reasonable rent for this office space, not all of which was leased to RMR for the entire period. These leases are terminable by RMR if the Company's management agreements with RMR are terminated.

              Under the Company's share award plan, the Company granted restricted shares to certain employees of RMR, some of whom are the Company's officers. The Company granted a total of 73,450 restricted shares with an aggregate value of $1.7 million to such persons in 2013, based upon the closing price of the Common Shares on the NYSE on the date of grant. All unvested restricted share grants vested upon the removal of all of the Trustees comprising the Company's Board. These share grants to RMR employees were in addition to the fees the Company paid to RMR. On occasion, the Company entered into arrangements with former employees of RMR in connection with the termination of their employment with RMR, providing for the acceleration of vesting of restricted shares previously granted to them under the Company's share award plan. Additionally, each of the Company's President, Treasurer and Chief Financial Officer and Senior Vice President and Chief Operating Officer received grants of restricted shares of other companies to which RMR provides management services, including GOV and SIR, in their capacities as officers of RMR.

Government Properties Income Trust ("GOV")

              GOV was formerly the Company's 100% owned subsidiary. The Company's former Managing Trustees are also managing trustees of GOV. RMR provides management services to both the Company and GOV.

              In 2009, GOV completed an initial public offering pursuant to which GOV ceased to be a majority owned subsidiary of the Company. In connection with this offering, the Company and GOV entered into a transaction agreement that governs the Company's separation from and relationship with GOV. Pursuant to this transaction agreement, among other things, the Company and GOV agreed that, so long as the Company owns in excess of 10% of GOV's outstanding common shares, the Company and GOV engage the same manager or the Company and GOV have any common managing trustees: (i) the Company will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV's independent trustees who are not also the Company's Trustees have determined GOV not make the acquisition; (ii) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of the Company's Independent Trustees who are not also GOV's trustees have determined the Company not make the acquisition; and (iii) GOV will have a right of first refusal to acquire any property owned by the Company that the Company determines to divest if the property is then majority leased to a government tenant, which right of first refusal will also apply in the event of an indirect sale of any such properties as a result of a change of control of the Company. The provisions described in (i) and (ii) do not prevent GOV from continuing to own and lease its current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (i) and (ii) also do not prohibit the Company from leasing its current or future properties to government tenants. The Company and GOV also agreed that disputes arising under the transaction agreement may be resolved by binding arbitration.

              On March 15, 2013, the Company sold all of its 9,950,000 common shares of GOV in a public offering for net proceeds (after deducting underwriters' discounts and commissions and expenses) of $239.6 million and the Company realized a gain of $66.3 million. In connection with this public offering, on March 11, 2013, the Company entered into a registration agreement with GOV under which the Company agreed to pay all expenses incurred by GOV relating to the registration and sale of its GOV common shares. The Company incurred $0.3 million of reimbursements payable to GOV pursuant to this agreement. In addition, under the registration agreement, GOV agreed to indemnify the Company and its officers, Trustees and controlling persons, and the Company agreed to indemnify GOV and its officers, trustees and controlling persons, against certain liabilities related to the public offering, including liabilities under the Securities Act; and the Company and GOV agreed to reimburse payments that the other may make in respect of those liabilities.

Select Income REIT ("SIR")

              SIR was formerly the Company's 100% owned subsidiary. The Company is SIR's largest shareholder and, until July 2, 2013, SIR was one of the Company's consolidated subsidiaries. As of the date of this Information Statement, the Company owns 22,000,000 common shares of SIR, which represents approximately 44.2% of SIR's outstanding common shares. The Company's former Managing Trustees are also managing trustees of SIR and the Company's Treasurer and Chief Financial Officer also serves as the treasurer and chief financial officer of SIR. In addition, one of the Company's former Independent Trustees is an independent trustee of SIR. RMR provides management services to both the Company and SIR.

              On March 12, 2012, SIR completed an initial public offering (the "SIR IPO"). In connection with the SIR IPO, the Company and SIR entered into a transaction agreement that governs the Company's separation from and relationship with SIR. The transaction agreement provides that, among other things, (i) the current assets and liabilities of the 79 properties that the Company transferred to SIR, as of the time of closing of the SIR IPO, were settled between the Company and SIR so that the Company will retain all pre-closing current assets and liabilities and SIR will assume all post-closing current assets and liabilities and (ii) SIR will indemnify the Company with respect to any liability relating to any property transferred by the Company to SIR, including any liability which relates to periods prior to SIR's formation, other than the pre-closing current assets and current liabilities that the Company retained with respect to the 79 transferred properties.

              On March 25, 2013, the Company entered into a registration agreement with SIR, pursuant to which SIR agreed to, among other things, file a registration statement with respect to an offering of up to all of the 22,000,000 common shares of SIR that the Company owns, and the Company agreed to pay all expenses incurred by SIR relating to the registration and sale of the shares in an offering. SIR's obligation to register the shares for resale in an offering is subject to certain conditions and may be terminated in certain circumstances, in each case, as described in the registration agreement. The Company incurred $0.6 million of reimbursements payable to SIR pursuant to this agreement. SIR agreed to indemnify the Company and its officers, Trustees and controlling persons, and the Company agreed to indemnify SIR and its officers, trustees and controlling persons, against certain liabilities in connection with an offering, including liabilities under the Securities Act; and the Company and SIR agreed to reimburse payments that the other may make in respect of those liabilities. SIR has an effective registration statement on Form S-3, which permits resales of SIR's shares by selling shareholders, pursuant to which, and subject to the terms of the registration agreement, the Company may be able to sell its SIR common shares in a registered offering. The registration agreement may be terminated by SIR, at its option, upon a change of control of the Company. A change of control of the Company, as defined in the registration agreement, occurred upon the removal of all of the Company's then Trustees. On March 31, 2014, SIR gave notice to the Company of termination of the registration agreement.

Affiliates Insurance Company ("AIC")

              The Company, RMR, GOV, SIR and four other companies to which RMR provides management services each currently own 12.5% of AIC, an Indiana insurance company. A majority of the Company's former Trustees, and most of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. The Company's Governance Guidelines provide that any material transaction between the Company and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of the Board and a majority of the Independent Trustees of the Company. The shareholders agreement among the Company, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes.

              As of December 31, 2013, the Company had invested approximately $5.2 million in AIC since AIC's formation in 2008. SIR, the Company's former consolidated subsidiary, became a shareholder of AIC during 2012. The Company and SIR (while SIR was a consolidated subsidiary of the Company) recognized income on a consolidated basis of approximately $0.5 million related to the Company's and SIR's investment in AIC for 2013. In June 2013, the Company and the other shareholders of AIC purchased a one-year property insurance policy providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. The Company paid AIC a premium, including taxes and fees, of approximately $6.0 million in connection with that policy, which amount may be adjusted from time to time as the Company acquires or disposes of properties that are included in the policy. In the past, the Company has periodically considered the possibilities for expanding its insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, the Company expects that it may benefit financially by possibly reducing its insurance expenses or by realizing its pro rata share of any profits of this insurance business.

Indemnification and Directors' and Officers' Liability Insurance

              In July 2013, the Company, RMR, GOV, SIR and three other companies to which RMR provides management services purchased a combined directors' and officers' liability insurance policy for non-indemnifiable claims providing $10.0 million in aggregate primary non-indemnifiable coverage and $5.0 million in aggregate excess coverage. The Company paid a premium of approximately $0.1 million in connection with this policy.

              Pursuant to the Company's Declaration of Trust and separate indemnification agreements, the Company has advanced amounts incurred for legal fees and costs on behalf of certain current and former Trustees and officers of the Company with respect to the legal proceedings described in "Certain Litigation", in this Information Statement. Pursuant to indemnification provisions in the Company's business and property management agreements with RMR, the Company has also advanced amounts incurred for legal fees and costs on behalf of RMR for claims brought against RMR in its capacity as the Company's business and property manager with respect to certain legal proceedings described in "Certain Litigation". The Company incurred approximately $30.4 million in such legal fees and costs in 2013, including the Company's costs.

              The foregoing descriptions of the Company's agreements with RMR, GOV, SIR and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Company's annual report to shareholders and the Company's Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2013. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website, at www.sec.gov.

              The Company believes that its agreements with RMR, GOV, SIR and AIC are on commercially reasonable terms. The Company also believes that its relationships with RMR, GOV, SIR and AIC and their affiliated and related persons and entities benefit the Company and, in fact, provide the Company with competitive advantages in operating and growing its business.

CERTAIN LITIGATION

              Young v. CommonWealth REIT

              On December 27, 2012, David Young filed a putative federal securities class action in the United States District Court for the District of Massachusetts (the "Massachusetts District Court"), titled Young v. CommonWealth REIT, Civ. No. 1:12-cv-12405-DJC (the "Young Action"). The Young Action is brought on behalf of purchasers of our Common Shares between January 10, 2012 and August 8, 2012, and alleges securities fraud claims against the Company and certain of our officers under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule 10b-5 promulgated thereunder. The complaint alleges generally that the Company violated the federal securities laws by making false and misleading representations about our business, operations and management. The plaintiff seeks compensatory damages plus counsel fees and expenses. On January 22, 2013, the Company moved to dismiss the Young Action on the grounds that the claims asserted (1) are subject to binding arbitration under our Bylaws, and (2) fail to state a claim for relief under Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5. We have also filed a demand for arbitration with the American Arbitration Association ("AAA"). On February 25, 2013, Mr. Young filed a motion to appoint him as lead plaintiff and his counsel as lead counsel, which the Massachusetts District Court granted on May 20, 2013, all in accordance with customary procedures for purported class action litigation. On July 22, 2013, Mr. Young filed an amended complaint, and on September 20, 2013, we filed an opening brief in support of our motion to dismiss, and the parties completed briefing on December 3, 2013. We believe that the Young Action is without merit, and intend to defend against all claims asserted.

              Corvex Management LP v. CommonWealth REIT

              On February 27, 2013, Related/Corvex filed a complaint in the Circuit Court for Baltimore City, State of Maryland (the "Maryland Court"), titled Corvex Management LP v. CommonWealth REIT, Case No. 24-C-13-001111, against the Company, certain of our former Trustees and RMR (the "Related/Corvex Maryland Action"). The complaint generally alleged breaches of fiduciary duty, conflicts of interest, corporate waste and breach of contract. Related/Corvex sought declaratory and injunctive relief, rescission and damages, including counsel fees and expenses.

              On the same day, we filed a demand for arbitration with the AAA on behalf of the Company and the individual defendants, with the exception of RMR, pursuant to our position that the claims in the Related/Corvex Maryland Action were subject to arbitration. On March 5, 2013, we amended our demand for arbitration to add Related Fund Management, LLC as a respondent. On March 12, 2013, RMR separately filed a demand for arbitration with the AAA, pursuant to RMR's position that the claims in the Related/Corvex Maryland Action were subject to arbitration.

              On March 13, 2013, Related/Corvex filed a Petition to Stay Arbitration in the Related/Corvex Maryland Action. On March 15, 2013, Related/Corvex filed an amended complaint and a partial motion for summary judgment asking the Maryland Court to invalidate certain provisions of our Bylaws regarding nomination and removal of trustees as inconsistent with our Declaration of Trust. On April 1, 2013, Related/Corvex voluntarily dismissed their claims against RMR in the Related/Corvex Maryland Action without prejudice. On May 8, 2013, the Maryland Court denied the Related/Corvex Petition to Stay Arbitration and ordered the parties to arbitrate the claims in this dispute. In the same opinion, the Maryland Court denied the partial motion for summary judgment as moot. On June 6, 2013, Related/Corvex filed a notice of their intent to appeal the Maryland Court's May 8 rulings, and, on June 21, 2013, Related/Corvex voluntarily dismissed their appeal. The parties agreed to consolidate this arbitration with RMR's pending arbitration arising from this action, as well as the pending arbitration in the Related/Corvex Massachusetts Action (together, the "Related/Corvex Arbitration").

              In the Related/Corvex Arbitration, on May 30, 2013, Related/Corvex filed their statement of counterclaims (the "Counterclaims") which generally alleged that certain of our Bylaws were invalid, and also alleged breaches of fiduciary duty, entrenchment, conflicts of interest and corporate waste. The Counterclaims sought declaratory and injunctive relief, including a declaration that the entire Board could be removed without cause, and damages, including counsel fees and expenses. On June 10, 2013, Related/Corvex filed a motion for partial summary judgment, challenging the validity of certain provisions of our Bylaws and further challenging the effect of the Board's decision to opt into certain provisions of the Unsolicited Takeovers Act on the ability of our shareholders to remove all of the former Trustees without cause and in one removal action.

              On June 17, 2013, we and certain of our former Trustees each filed an amended statement of claims and answer to Related/Corvex's Counterclaims, seeking a declaration that the record date Bylaws were valid and that Related/Corvex's purported consent solicitation was false and misleading for, among other reasons, their failure to disclose the true purpose of the consent solicitation, as well as material arrangements, agreements and understandings, as required by applicable law. On July 11, 2013, Related/Corvex filed a supporting motion for an order directing our officers to call a special meeting of shareholders to elect successor trustees, and a hearing on both motions was held on July 26, 2013. By order dated August 7, 2013, the three-person arbitration panel (the "Panel") denied summary judgment on Related/Corvex's claims that their consent solicitation was proper. The Panel also invalidated our bylaw providing that one or more shareholders requesting a record date for a consent solicitation to remove trustees must have held at least three percent (3%) of our Common Shares for at least three years, but found that the previous Company bylaw requiring that a shareholder requesting a record date for a consent solicitation meet a $2,000 share ownership threshold for a period of at least one year remained in effect. The Panel further found that Related/Corvex's motion for an order directing our officers to convene a special meeting was premature.

              On September 19, 2013, the Panel dismissed with prejudice as to Related/Corvex Count VIII of Related/Corvex's Counterclaims, which alleged derivative claims for breach of fiduciary duty and sought, among other things, money damages. On October 6, 2013, RMR and Related/Corvex entered into a stipulation dismissing with prejudice all claims previously asserted by Related/Corvex against RMR, and on October 7, 2013, the Panel issued an order granting the parties' stipulation and proposed order. An evidentiary hearing on all remaining matters in dispute was held from October 7, 2013 through October 17, 2013, and the parties submitted post-hearing briefs on October 30, 2013.

              On November 18, 2013, the Panel issued the Panel Findings on the parties' remaining claims, finding, among other things, that Related/Corvex's purported consent solicitation to remove the Board of Trustees, without cause, was not properly conducted and could not be validated. The Panel provided for a limited opportunity for Related/Corvex to conduct a new consent solicitation pursuant to a timeline established by the Panel as follows: (1) Related/Corvex must give notice to the Panel on or before November 28, 2013 that they wish to move forward with a new solicitation; (2) Related/Corvex must submit a record date request to the Board on or before February 16, 2014; (3) a record date would be established within ten (10) business days after the request; and (4) the new consent solicitation must be concluded within thirty (30) days of the record date. The Panel also ruled that, in the event Related/Corvex were to pursue a new consent solicitation, and succeed in removing all of the Company's then Trustees, our officers must promptly call a special meeting for the election of successor trustees, and that only shareholders who have held 1%, or $2,000 in market value, of our shares continuously for one year may submit nominations for successor trustees to be elected at that special meeting. The Panel Findings stated that our election to opt into Section 3-803 of the Unsolicited Takeovers Act does not prevent removal of trustees without cause. The Panel upheld the provision in our Bylaws requiring that only a shareholder who has held 1%, or $2,000 in market value, of our Common Shares continuously for one year may request a record date to act by written consent, but ruled that such shareholder need not hold certificates for all shares of beneficial interest owned by such shareholder. The Panel further ruled that our Bylaws establishing a thirty (30) day period for the Board to respond to a valid record date request, a sixty (60) day period for the Board to set a record date after receipt of a valid request and a ninety (90) day period to review and certify the results of a consent solicitation were invalid. Finally, the Panel rejected certain claims for indemnification asserted both by us and Related/Corvex in connection with the litigation and arbitration proceedings, and ruled that Section 7.12 of our Declaration of Trust and Section 15.2 of our Bylaws are invalid because they contravene Section 8.3 of our Declaration of Trust.

              On November 25, 2013, Related/Corvex notified the Panel that they wished to pursue a new consent solicitation, and on February 14, 2014, Related/Corvex submitted a request for a record date. The Company set February 18, 2014 as the record date for shareholders entitled to execute or revoke consents in the new consent solicitation. On March 18, 2014, Related/Corvex delivered to the Company what they have represented to be written consents reaching the 66.7% threshold required to remove, without cause, all of the Company's then Trustees and any other person or persons elected or appointed to the Board of Trustees of the Company prior to the effective time of the Related/Corvex removal proposal. On March 25, 2014, the Company's then Trustees certified the results of the written consent solicitation, upon which they were removed from their positions as Trustees of the Company.

              Delaware County Employees Retirement Fund v. Portnoy I

              On February 28, 2013, Delaware County Employees Retirement Fund ("Del-Co"), a purported shareholder of the Company, filed a complaint in the Massachusetts District Court, titled Delaware County Employees Retirement Fund v. Portnoy, Civ. No. 1:13-cv-10405-DJC (the "First Del-Co Action"). The First Del-Co Action purports to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against RMR and certain current and former officers and/or former Trustees. The complaint in the First Del-Co Action asserts claims against the defendants for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, gross mismanagement, waste of corporate assets and abuse of control. The Del-Co plaintiffs seek declaratory and injunctive relief, as well as compensatory and rescissory damages, including counsel fees and expenses.

              On March 1, 2013, Del-Co filed a motion requesting that the Massachusetts District Court, among other things, issue a temporary restraining order ("TRO") enjoining the Company and our former Trustees from consummating our then pending Equity Offering and debt tender offer. On March 4, 2013, a hearing was held before the court on TRO motions filed in the First Del-Co Action and in a related action by Related/Corvex, which is discussed below. Late in the afternoon on March 4, 2013, the Massachusetts District Court issued an order denying both motions for a TRO. Among other reasons for denying both motions, the Massachusetts District Court found that Del-Co and Related/Corvex failed to meet their burden of showing there was a likelihood that the claims asserted by them regarding the Equity Offering and, with respect to the First Del-Co Action, the debt tender offer, would succeed on the merits. The Equity Offering closed the following morning, March 5, 2013.

              On March 4, 2013, we filed a demand for arbitration with the AAA for the First Del-Co Action on behalf of the Company and the individual defendants, with the exception of RMR, pursuant to our position that the claims in this action are subject to arbitration. On March 29, 2013, Del-Co filed an amended complaint adding plaintiffs Edmund Sweeney, Thomas Toldrian and Howard Worsey. On March 26, 2014, the Massachusetts District Court denied with prejudice the Del-Co plaintiffs' motion for declaratory judgment that the arbitration bylaw is unenforceable and denied without prejudice the Del-Co plaintiffs' motion for declaratory judgment that the arbitration clauses in the RMR management agreements are unenforceable. The court also denied the Del-Co plaintiffs' pending motion for a stay of proceedings. We believe that the First Del-Co Action is without merit, and intend to defend against all claims asserted.

              Delaware County Employees Retirement Fund v. Portnoy II

              On January 24, 2014, Del-Co and Edmund Sweeney filed a second complaint in the Massachusetts District Court titled Delaware County Employees Retirement Fund v. Portnoy, Civ. No. 1:14-cv-10186-DJC (the "Second Del-Co Action"). The Second Del-Co Action purports to bring claims derivatively on behalf of the nominal defendant, the Company, against RMR and certain current and former officers and/or former Trustees. The complaint in the Second Del-Co Action asserts claims against the defendants for breach of fiduciary duty in connection with advancement and indemnification of legal fees for certain former trustees and current officers of the Company in connection with the Related/Corvex Actions, as well as claims for breach of fiduciary duty in connection with the failure to purchase director and officer liability insurance. The plaintiffs seek monetary and injunctive relief, including an injunction permanently enjoining defendants from being indemnified or advanced any fees and expenses incurred in the Related/Corvex Arbitration. On February 24, 2014, the parties filed a joint stipulation and motion in support of staying the Second Del-Co Action pending a decision on arbitrability in the First Del-Co Action. We believe that the Second Del-Co Action is without merit, and intend to defend against all claims asserted.

              Corvex Management LP v. CommonWealth REIT

              On March 1, 2013, Related/Corvex filed a complaint in the Massachusetts District Court, titled Corvex Management LP v. CommonWealth REIT, Civ. No. 1:13-cv-10475-DJC, against the Company and our former Trustees (the "Related/Corvex Massachusetts Action"). The Related/Corvex Massachusetts Action alleged securities fraud claims under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. Related/Corvex sought injunctive and declaratory relief in this action, including a declaration that our arbitration bylaw is unenforceable. Also on March 1, 2013, in connection with the Related/Corvex Massachusetts Action, Related/Corvex filed a motion requesting that the court, among other things, issue a TRO enjoining the Company and our former Trustees from consummating the March 2013 Equity Offering. As mentioned above, the Massachusetts District Court denied that motion on March 4, 2013.

              On March 4, 2013, we filed a demand for arbitration with the AAA on behalf of the Company and the individual defendants pursuant to our position that the claims in the Related/Corvex Massachusetts Action are subject to arbitration. Pursuant to the parties' agreement to consolidate this arbitration with the concurrently pending arbitration of Related/Corvex's Maryland state law claims, Related/Corvex voluntarily dismissed this action on June 5, 2013. On June 17, 2013, we and certain of our former Trustees each filed a separate request with the Panel seeking an entry of award in our and their favor, and against Related/Corvex, for all claims previously asserted by Related/Corvex in this action. As explained above, on November 18, 2013, the Panel issued the Panel Findings ruling on the parties' remaining claims.

              William Gore v. Portnoy

              On February 4, 2013, William Gore, a purported shareholder of the Company, filed a complaint in the Circuit Court for Montgomery County, State of Maryland, titled William Gore v. Portnoy, Case No. 373086-V (the "Gore Action"). The Gore Action purports to bring claims individually and derivatively on behalf of the nominal defendant, the Company, against certain of our former Trustees, certain of our officers and the Company, as nominal defendant. The complaint alleges claims of breach of fiduciary duty, waste of corporate assets and unjust enrichment. The complaint seeks injunctive and declaratory relief, restitution and damages, including counsel fees and expenses. On March 7, 2013, we filed a demand for arbitration with the AAA for the Gore Action, pursuant to our position that the claims in this action are subject to arbitration. On March 21, 2013, the parties each selected an arbitrator in this matter. On March 27, 2013, the parties to the Gore Action agreed to stay all further proceedings pending a decision by the court on the arbitrability of Mr. Gore's claims.

              On May 20, 2013, certain of our former Trustees filed a petition for order to arbitrate and for a stay of proceedings pursuant to the Maryland Uniform Arbitration Act. On June 21, 2013, Mr. Gore filed his response to the former Trustees' petition for order to arbitrate, as well as a separate petition to stay arbitration, and the parties completed briefing on both petitions on August 2, 2013. On March 6, 2014, the court granted the parties' joint request that the court continue to stay proceedings in both the Gore Action and the related arbitration for an additional thirty (30) days, until April 7, 2014. We believe that the Gore Action is without merit, and intend to defend against all claims asserted.

              Katz v. CommonWealth REIT

              On March 7, 2013, Jason Matthew Katz, a purported shareholder of the Company, filed a complaint in the Maryland Court, titled Katz v. CommonWealth REIT, Case No. 24-C-13-001299 (the "Katz Action"). The Katz Action purports to bring claims individually and on behalf of all others similarly situated against the Company and certain of our former Trustees. The complaint alleges claims of breach of fiduciary duty. The complaint seeks injunctive and declaratory relief, rescission of the March 2013 equity offering, restitution and damages, including counsel fees, expenses and, if applicable, pre-judgment and post-judgment interest.

              On April 1, 2013, we filed a demand for arbitration with the AAA for the Katz Action, pursuant to our position that the claims in this action are subject to arbitration. Pursuant to the court's scheduling order, as amended from time to time, on April 19, 2013, Mr. Katz filed a petition to stay arbitration, and the parties completed briefing on Mr. Katz's petition on September 16, 2013. On January 21, 2014, the Maryland Court granted the parties' joint stipulation and motion to consolidate the Katz Action with the Central Laborers Action, discussed below, and consolidated the actions under the caption Katz v. CommonWealth REIT, Case No. 24-C-13-001299 (the "Consolidated Maryland Action"). On February 19, 2014, the Maryland Court denied the pending petition to stay arbitration and petitions for order to arbitrate, and ordered the parties to arbitrate the claims in the Consolidated Maryland Action. On March 21, 2014, the plaintiffs in the Consolidated Maryland Action filed a motion to stay entry of judgment and to revise, alter, amend, or vacate the Maryland Court's February 19, 2014 decision. We believe that the Consolidated Maryland Action is without merit, and intend to defend against all claims asserted.

              Central Laborers Pension Fund v. Portnoy

              On April 5, 2013, the Central Laborers' Pension Fund ("Central Laborers"), a purported shareholder of the Company, filed a complaint in the Maryland Court, titled Central Laborers Pension Fund v. Portnoy, Case No. 24-C-13-001966 (the "Central Laborers Action"). The Central Laborers Action purports to bring claims individually, on behalf of all others similarly situated, and on behalf of the Company against the Company and certain of our former Trustees. The complaint alleges, among other things, claims for breaches of fiduciary duties, unjust enrichment and waste of corporate assets. The complaint seeks declaratory and injunctive relief, restitution and damages, including counsel fees and expenses. On April 17, 2013, Central Laborers filed an amended complaint, adding plaintiff William McGinley, a purported shareholder of the Company, and requesting a declaration that the Company's shareholders may remove trustees without cause.

              Pursuant to our position that the claims in this action are subject to arbitration, we filed a demand for arbitration with the AAA on April 25, 2013. We and the former Trustees filed petitions for an order to arbitrate and for a stay of proceedings pursuant to the Maryland Uniform Arbitration Act on May 8, 2013 and May 16, 2013, respectively. On May 31, 2013, Central Laborers and Mr. McGinley filed a second amended complaint, adding plaintiff Howard Ginsberg, a purported shareholder of the Company. Pursuant to the court's scheduling order, as amended from time to time, the parties completed briefing on the pending petitions on June 17, 2013. On January 21, 2014, the Maryland Court granted the parties' joint stipulation and motion to consolidate the Katz Action with the Central Laborers Action and consolidated the actions under the caption Katz v. CommonWealth REIT, Case No. 24-C-13-001299 (the "Consolidated Maryland Action"), discussed above. We believe that the Consolidated Maryland Action is without merit, and intend to defend against all claims asserted.

              Chashin v. Reit Management & Research LLC

              On October 3, 2013, A. Bruce Chashin, a purported shareholder of the Company, filed a complaint in the Massachusetts District Court, titled Chashin v. Reit Management & Research LLC, Civ. No. 1:13-cv-12472-DJC (the "Chashin Action"). The Chashin Action purports to bring claims derivatively on behalf of the Company against the Company, certain of our former Trustees, certain of our officers and our manager, RMR, and challenges the arbitration clauses contained in our Bylaws and our management agreements with RMR. The complaint also asserts, among other things, claims for breach of fiduciary duty, waste of corporate assets and abuse of a position of control, and seeks declaratory and injunctive relief, restitution and damages, including the imposition of a constructive trust and fees and expenses. On November 4, 2013, we and certain of our former Trustees filed a demand for arbitration with the AAA (the "Chashin Arbitration") pursuant to our position that the claims in this action are subject to arbitration. On March 21, 2014, Mr. Chashin voluntarily dismissed the action pending in the Massachusetts District Court without prejudice. Pursuant to an agreement of the parties, the arbitration has been stayed until April 4, 2014. We believe that the Chashin Arbitration is without merit, and intend to defend against all claims asserted.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Executive officers, Trustees and certain persons who own more than 10% of the Company's outstanding Common Shares are required by Section 16(a) of the Exchange Act and related regulations:

    •
    to file reports of their ownership of such Common Shares with the SEC and the NYSE; and

    •
    to furnish the Company with copies of the reports.

              The Company received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on its review of the reports and representations, the Company believes that all Section 16(a) reports were filed timely in 2013.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

              Some banks, brokers and other record holders of our Common Shares may participate in the practice of "householding" proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. Householding is in effect for this Information Statement and the special meeting and will remain in effect for the 2014 annual meeting and all future annual meetings. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations, CommonWealth REIT, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 796-8222. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

ANNEX A -

COMPENSATION DISCUSSION AND ANALYSIS AND COMPENSATION COMMITTEE REPORT

THE FOLLOWING COMPENSATION DISCUSSION AND ANALYSIS AND RELATED REPORT OF THE COMPENSATION COMMITTEE RELATES TO THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 2013 AND WAS REVIEWED AND APPROVED BY THE MEMBERS OF THE COMPANY'S COMPENSATION COMMITTEE IN 2013 FOR INCLUSION IN THE COMPANY'S CONSENT REVOCATION STATEMENT DATED JANUARY COMPANY'S 2014

AS OF MARCH THE COMPENSATION COMMITTEE. BELOW IS THE DISCLOSURE INCLUDED IN THE COMPANY'S CONSENT REVOCATION STATEMENT DATED JANUARY BEEN APPROVED BY THE COMPENSATION COMMITTEE OR ANY OTHER TRUSTEES FOR INCLUSION IN THIS INFORMATION STATEMENT.

Compensation Overview

              This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis discusses the compensation of the Company's named executive officers for 2013 (i.e., officers for whom compensation disclosure is required to be made herein under SEC rules), who were:

Name	Title

Adam D. Portnoy	President

John C. Popeo	Treasurer and Chief Financial Officer

David M. Lepore	Chief Operating Officer and Senior Vice President

              The Company does not have any employees. Except for the restricted share grant agreements discussed below under "Executive Compensation – Change in Control", none of the Company's named executive officers has an employment agreement with the Company or any agreement that becomes effective upon his termination or a change in control of the Company. The Company's manager, RMR, provides services that otherwise would be provided by employees. RMR conducts the Company's day to day operations on the Company's behalf and compensates the Company's named executive officers, Messrs. Adam Portnoy, John Popeo and David Lepore, directly and in its sole discretion in connection with their services rendered to RMR and to the Company. The Company does not pay its named executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under the Company's share award plan discussed below. Although the Compensation Committee reviews and approves the Company's business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as the Company's Director of Internal Audit. The Company's payments to RMR are described under the heading "Related Person Transactions" in this Annex III to this consent revocation statement.

Compensation Philosophy

              The Company's compensation program for its executive officers consists of grants of shares under the Company's share award plan. The Compensation Committee believes that these share grants recognize the Company's executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance and align the interests of the executive officers with those of the Company's shareholders.

Overview of 2013 Compensation Actions

              In September 2013, the Chair of the Compensation Committee met with the Managing Trustees and the chairs of the compensation committees of the other public REITs and the operating companies for which RMR provides management services. RMR provides management services to: the Company, Government Properties Income Trust, Hospitality Properties Trust, Select Income REIT, Senior Housing Properties Trust, Five Star Quality Care, Inc., and TravelCenters of America LLC. The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to the Company's Director of Internal Audit (who provides services to the Company and to other companies managed by RMR), to consider the allocation of internal audit and related services costs among the Company and other companies to which RMR provides internal audit and related services, to provide a comparative understanding of potential share grants by the Company and the operating companies to which RMR provides management services and to hear and consider recommendations from the Managing Trustees concerning potential share grants. The share grants made by the other companies managed by RMR are considered to be appropriate comparisons because of the similarities between certain services the Company requires from our share grantees and the services provided by grantees providing similar services to these other companies. Subsequent to this meeting, the members of the Compensation Committee held a meeting at which the Committee Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to the Company's named executive officers. The Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2013 share grants: (i) the value of the proposed share grants; (ii) the historical awards previously granted to each named executive officer and the corresponding values at the time of the grants; (iii) the recommendations of RMR as presented by the Managing Trustees; (iv) the value of share grants to named executive officers providing comparable services at other REITs and companies managed by RMR; (v) changes, if any, in the responsibilities assigned to, or assumed by, each named executive officer during the past year and on a going forward basis; (vi) the length of historical services to the Company by each named executive officer; (vii) the responsibilities of each named executive officer and the Compensation Committee's perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; and (viii) the Company's financial and operating performance in the past year and the Company's perceived future prospects. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee's sole discretion. The named executive officers (other than Mr. Adam Portnoy) did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation they receive from the Company. The Company's President, Mr. Adam Portnoy, in his capacity as a Managing Trustee of the Company and as president of RMR, participated in these meetings and in share grant recommendations. The Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amount or form of executive compensation.

Analysis of 2013 Grants under the Share Award Plan

              Although the Company does not pay any cash compensation directly to its officers and has no employees, the Company has adopted the share award plan to reward the Company's named executive officers and other RMR employees who provide services to the Company and to foster a continuing identity of interest between them and the Company's shareholders. The Company awards shares under the share award plan to recognize the named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of the Company's executives with those of the

Company's other shareholders and motivate the executives to remain employees of the Company's manager and to continue to provide services to the Company through the term of the awards.

              Under its charter, the Compensation Committee evaluates, approves and administers the Company's equity compensation plans, which currently consist solely of the share award plan providing for the grants of the Common Shares. The Compensation Committee has historically determined to use grants of restricted Common Shares rather than stock options as equity compensation. Because the value of the Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, the Company believes a conventional stock option plan might not provide appropriate incentives for management for a business like that of the Company, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because the Company believes a stock option plan could have the potential to encourage excessive short term risk taking, the Company has historically granted restricted shares rather than stock options.

              The Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that are reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the appropriateness of the value of the share awards proposed for the Company's officers in light of the proposed awards for officers with comparable roles at the other companies. The Compensation Committee reviewed the compensation data regarding the other REITs and their officers, together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because the Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2013, the Compensation Committee considered the foregoing factors and decided to award the same number of shares to the Company's named executive officers as were awarded in 2012 in accordance with the recommendation of the Company's Managing Trustees. In 2013, the Compensation Committee also determined that it would be appropriate to provide that unvested share awards under the share award plan, including those held by the Company's named executive officers, would vest upon the occurrence of certain corporate "change in control" events. For more information on potential payments upon a change in control, see "Executive Compensation – Change in Control" in this Annex III to this consent revocation statement.

              The Company determines the fair market value of the shares granted based on the closing price of the Company's Common Shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to the Company. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to the Company and to the recipients. In the event a recipient granted a share award ceases to perform duties for the Company or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the Company may cause the forfeiture of, or the Company may repurchase for nominal consideration, the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the share award plan are entitled to receive distributions that the Company makes on the Common Shares.

              Because the consideration of share awards by the Compensation Committee and the Board is determined on a regular schedule (i.e., in September for the Company's officers and employees of RMR and at the first meeting of the Board after the annual meeting of shareholders for the Trustees), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

              The Compensation Committee believes that the Company's compensation philosophy and programs are designed to foster a business culture that aligns the interests of the Company's named executive officers with those of the Company's shareholders. The Compensation Committee believes that the equity compensation of the Company's named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

Say on Pay Results

              The Company's current policy, as adopted by the Board on August 12, 2011, is to provide shareholders with an opportunity to approve the compensation of named executive officers every year at the annual meeting of shareholders. In evaluating the Company's compensation process for 2013, the Compensation Committee generally considered the results of the advisory vote of the Company's shareholders on the compensation of the executive officers named in the Company's proxy statement for its 2013 annual meeting of shareholders. The Compensation Committee noted that approximately 75% of votes cast approved of the compensation of the named executive officers as described in the Company's 2013 proxy statement. The Compensation Committee considered these voting results as supportive of the Committee's general executive compensation practices, which have been consistently applied since the prior vote of the Company's shareholders on the Company's executive compensation.

REPORT OF THE COMPENSATION COMMITTEE

              The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Consent Revocation Statement dated January 29, 2014 and the Company's proxy statement for the Company's 2014 annual meeting of shareholders, and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2013.